Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (No 333-145819 and 333-223959) of Nortech Systems Incorporated on Form S-8 of our report dated April 1, 2019, relating to our audit of the consolidated financial statements which appears in this annual report on Form 10-K of Nortech Systems Incorporated for the year ended December 31, 2018.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Minneapolis, Minnesota

April 1, 2019